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                                                                     EXHIBIT 4.4

                             INDENTURE OF TRUST

        This Indenture of Trust is dated as of the ___ day of ________ 1996, by and between FACT OF WEST FLORIDA, INC., a Florida corporation (the "Company"), and _______________________ (the "Trustee").

        Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Secured Notes - Series ________ due on ____________.

        NOW, THEREFORE, for valuable consideration, the receipt, adequacy, and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                  ARTICLE 1

                 DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   DEFINITIONS.

                "Collateral" means the collateral as described in the Security Documents.

                "Company" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

                "Custodian" means the party with possession of the Security Documents under the Custodian Agreement on behalf of and for the benefit of the Note Holders which shall initially be ________________________________________.

                "Custodian Agreement" means the Custodian Agreement with respect to the Collateral entered into between the Custodian, the Company and Trustee on behalf of the Secured Party.

                "Default" means any event which is, or after notice or lapse of time or both would be, an Event of Default.

                "Holder" or "Note Holders" means the person in whose name a
Note is registered on the Registrar's books.

                "Indenture" means this Indenture of Trust, as amended or supplemented from time to time.

                "Notes" means the Secured Notes of the Company issued pursuant to this Indenture.

                "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, or the Secretary of the Company.

                "Officer's Certificate" means a certificate signed by an Officer or by an Assistant Treasurer or Assistant Secretary of the Company.


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                "SEC" means the Securities and Exchange Commission.

                "Security Documents" means the Security Agreement and Collateral Assignment which provides that the assets described in Exhibit "B" hereto are pledged as security for the Notes.

                "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (Sec.) 77 aaa, et seq.) as in effect on the date of this Indenture.

                "Trustee" means the party named as such in this Indenture until a successor replaces it and thereafter means the successor.

                "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

SECTION 1.02.   OTHER DEFINITIONS.

                Term                            Defined in Section
                ----                            ------------------
                "Bankruptcy Law"                        5.01
                "Legal Holiday"                         7.10
                "Paying Agent"                          2.03
                "Registrar"                             2.03
                "Receiver"                              5.01

SECTION 1.03.   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

                Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                "Commission" means the SEC.

                "Indenture Securities" means the Notes.

                "Indenture Security Holder" means a Note Holder.

                "Indenture to be Qualified" means this Indenture.

                "Indenture Trustee" or "Institutional Trustee" means the
                Trustee.

                "Obligor" on the Indenture Securities means the Company.

                All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute, or defined by SEC rule have the meanings assigned to them.


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SECTION 1.04.   RULES OF CONSTRUCTION.

                Unless the context otherwise requires:

                (a)     a term has the meaning assigned to it;

                (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

                (c)     "or" is not exclusive; and

                (d) words in the singular include the plural, and in the plural include the singular.

                                  ARTICLE 2

                                THE SECURITIES

SECTION 2.01.   FORM AND DATING.

                The Notes shall be substantially in the form of Exhibit "A." The Notes may have notations, legends, or endorsements required by law or usage. The Company shall approve the form of the Notes and any notation, legend, or endorsement on them. Each Note shall be dated the date of its issuance.

SECTION 2.02.   EXECUTION AND AUTHENTICATION.

                An Officer shall sign and authenticate the Notes. Execution of the Notes is permitted by the manual or facsimile signature of the Company and authentication shall be made by manual signature. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. If an Officer who signed a Note no longer holds that office at a later date, the Note shall be valid nevertheless.
The aggregate principal amount of Notes outstanding at any time may not exceed $22,500,000. Note denominations of $1,000 or any multiple thereof are authorized.

SECTION 2.03.   REGISTRATION AND PAYMENT.

                The Company shall act as Registrar and Paying Agent for purposes of registration of transfer of the Notes. The Company shall keep a register of the Notes and of their transfer and exchange. Notes shall be presented to the Company for payment.

SECTION 2.04.   NOTE HOLDER LISTS.

                The Trustee shall preserve the most recent list provided to it by the Company of the names and addresses of Note Holders. At the end of each month during the offering to the end of each six months after the close of the offering, the Company shall furnish to the Trustee and at such other times as the Trustee may request in writing a list in such form and as of such date of the names and addresses of Note Holders. The Trustee may conclusively rely on such list.


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SECTION 2.05.   REGISTRATION, TRANSFER, AND EXCHANGE.

                When a Note is presented to the Registrar or a Co-registrar with a request to register transfer, the Registrar shall register the transfer as requested if the requirements of the Florida Uniform Commercial Code are met. To permit transfer and exchanges of the type provided for in Section 6.05, an Officer shall authenticate Notes at the Registrar's request. The Company may charge a reasonable fee for any transfer, but not for any exchange pursuant to Section 6.05.

                                  ARTICLE 3

                                   TRUSTEE

SECTION 3.01.   ACCEPTANCE OF TRUST.

                The Trustee hereby accepts the appointment as Trustee under the terms and conditions hereof.

SECTION 3.02.   DUTIES OF TRUSTEE.

                (a) Upon the occurrence of an Event of Default, the Trustee shall receive from the Custodian and hold the Collateral under the Security Documents in trust for the benefit of the Note Holders and exercise any rights granted to it under the Security Documents, and, if applicable, shall comply with the provisions of Section 3.11 of the TIA.

                (b) If an Event of Default has occurred and is continuing, the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                (c)     Except during the continuance of an Event of Default:

                        (1) The Trustee shall perform only those duties that are specifically set forth in this Indenture and no others.

                        (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the statements expressed therein, upon certificates and opinions furnished to the Trustee and conforming to the requirements of this Indenture.

                        (3) The signature or other prior authorization of the Trustee shall not be required prior to the release of any Collateral to the Company by the Custodian as permitted in the Custodian Agreement.

                (d) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                        (1) This paragraph does not limit the effect of Paragraph (c) of this Section.

                        (2) The Trustee shall not be liable for any error of judgment made in good faith unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.


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                        (3)     The Trustee shall not be liable with respect to
any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.05.

                (e) Every provision of this Indenture that in any way relates to the Trustee is subject to Paragraphs (b), (c), and (d) of this Section.

                (f) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, or expense.

                (g) The Trustee shall not be liable for interest on any money received by it except as otherwise agreed with the Company.

                (h) The Trustee shall execute and deliver to the Company the satisfactions of Security Documents as provided for in Section 4.01(b).

                (I) The Trustee is authorized and directed to enter into the Security Agreement and Custodian Agreement on behalf of the Note Holders solely in its capacity as Trustee under the Indenture.

SECTION 3.03.   RIGHTS OF TRUSTEE.

                (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an opinion of counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer's Certificate or opinion. The Trustee may consult with counsel and any advice or opinion of counsel shall be full and complete protection in respect of any action taken or not taken by it hereunder in reliance upon such advice or opinion of counsel.

                (c) The Trustee may act through agents and attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

                (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                (e) The Trustee shall not be liable for the acts or omissions of the Custodian.

                (f) The Trustee shall have no duty or obligation to monitor the actions of any servicer of the Collateral under the Security Documents or act as successor servicer for such Collateral.

SECTION 3.04.   TRUSTEE'S DISCLAIMER.

                The Trustee makes no representation as to the validity or adequacy of this Indenture, the Security Documents or the Notes. The recitals contained herein and in the Notes shall be taken as statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes or in any prospectus used in the sale of the Notes.

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SECTION 3.05.   INDIVIDUAL RIGHTS OF TRUSTEE, ETC.

                The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, or Co-registrar may do the same with like rights. The Trustee, however, must comply with Sections 3.11 and 3.12.

SECTION 3.06.   NOTICE OF DEFAULTS.

                If an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail as provided in Section 7.02 notice of the Event of Default to the Note Holders within 90 days after it occurs. Except in the case of a default in payment of any Note, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Note Holders.

SECTION 3.07    REPORTS BY TRUSTEE TO HOLDERS.

                If required under the provisions of TIA (Sec.) 313(a), within 60 days after each December 31st beginning with the December 31st following the date of this Indenture, the Trustee shall provide to the Note Holders specified in TIA (Sec.) 313(c) a brief report dated as of such December 31st that complies with TIA (Sec.) 313(a). The Trustee also shall comply with TIA (Sec.) 313(b).

                Within the time period provided for in TIA (Sec.) 313(b), the Trustee shall provide to those Note Holders specified in TIA (Sec.) 313(c) the brief reports required by TIA (Sec.) 313(b).

                A copy of each report at the time of its mailing to Note Holders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee if the Securities are listed on any stock exchange.

SECTION 3.08.   COMPENSATION AND INDEMNITY.

                The Company agrees:

                (a) to pay the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of the trustee of an express trust);

                (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee (including the reasonable compensation, disbursements and expenses of its agents and counsel), except any such expenses or disbursements as may be attributable to its negligence or bad faith; and

                (c) to indemnify the Trustee for, and to hold it harmless against any loss, cost, liability, claim or expense incurred without negligence or bad faith on its part related to or arising out of the acceptance of and administration of the duties of the Trustee hereunder, including, without limitation, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Company shall reimburse the Trustee upon its request for any legal expenses in connection with the foregoing.


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                To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee. The obligations of the Company in this Section shall survive the discharge of this Indenture or resignation or removal of the Trustee.

SECTION 3.09.   REPLACEMENT OF TRUSTEE.

                The Trustee may resign by so notifying the Company, but such resignation shall not be effective until the date set forth in this Section
3.09 below. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the removed Trustee and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee if:

                (a)     the Trustee fails to comply with Section 3.11;

                (b)     the Trustee is adjudged a bankrupt or an insolvent;

                (c) a receiver or other public officer takes charge of the Trustee or its property; or

                (d)     the Trustee otherwise becomes incapable of acting.

                If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

                A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers, and duties of the Trustee under this Indenture. A successor Trustee shall give notice of its succession to each Note Holder as provided in Section 7.02.

                If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of a majority in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                If the Trustee fails to comply with Section 3.11, any Note Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

SECTION 3.10.   SUCCESSOR TRUSTEE BY MERGER, ETC.

                If the Trustee consolidates with, merges or converts into, or transfers or sells all or substantially all of its corporate trust business to another corporation, the resulting, surviving, or transferee corporation without any further act shall be the successor Trustee.


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SECTION 3.11.   ELIGIBILITY; DISQUALIFICATION.

                This Indenture shall always have a Trustee who satisfies the requirements of TIA (Sec.) 310(a)(1) and (5). The Trustee shall have a combined capital and surplus of at least $150,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (Sec.) 310(b).

SECTION 3.12.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST CORPORATION.

                The Trustee shall comply with TIA (Sec.) 311(a), excluding any creditor relationship listed in TIA (Sec.) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (Sec.) 311(a) to the extent indicated therein.

SECTION 3.13.   CO-TRUSTEE.

                At any time for the purpose of meeting any legal requirements of any jurisdiction, including in case of the exercise of any rights or remedies of the Trustee upon an Event of Default hereunder, the Company and the Trustee acting jointly shall have the power to appoint an additional institution or individual as a separate or co-trustee and to vest in such separate or co-trustee such powers, duties, obligations and rights as the Trustee and the Company may consider necessary or desirable. If the Company shall not join in such appointment within fifteen days after receipt of a request of the Trustee to do so, or if an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.

                Upon the appointment of a separate or co-trustee, all rights, powers, duties and obligations conferred or imposed upon the Trustee may be exercised and performed by the Trustee and such separate or co-trustee jointly except to the extent that under any law in any jurisdiction in which any act or acts are to be performed the Trustee shall not be permitted or qualified to perform such act or acts in which event such act or acts shall be exercised and performed by the separate or co-trustee at the written direction of the Trustee.

                                  ARTICLE 4

                                  COVENANTS

SECTION 4.01.   PAYMENT OF NOTES.

                (a) The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes. All sums held by the Company as Paying Agent for payment of principal and interest on the Notes are held in trust for the benefit of the Note Holders and the Trustee.

                (b) Simultaneously with the mailing of monthly interest payments to the Note Holders, the Company shall deliver to the Trustee an Officer's Certificate stating that such payment has been made, or if no payment is made, shall deliver a notice of default to the Trustee. The same procedure shall be followed with respect to the payment of the principal on the Notes. Upon the receipt by the Trustee of an Officer's Certificate that any Notes have been paid in full and compliance with the requirements of TIA Sec. 314(d), the Trustee shall execute and deliver to the Company a partial satisfaction of the Security Documents in recordable form furnished to it by the Company, which the


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Company may record in the Public Records and upon such delivery to the Trustee of an Officer's Certificate that all Notes have been paid in full and compliance with the requirements of TIA Sec. 314(d) (together with all accrued interest), the Trustee shall execute and deliver to the Company a full satisfaction of the Security Documents to the extent furnished to it by the Company and the Trustee and the Company shall be relieved of all further obligations hereunder except as provided in Section 3.08 hereof.

SECTION 4.02.   COMPLIANCE CERTIFICATE.

                The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any default by the Company in performing its covenants in Article 4. If they do know of such default, the Officer's Certificate shall describe the default. The Officer's Certificate need not comply with Section 7.07. The first Officer's Certificate shall be delivered to the Trustee by the date required under the TIA.

SECTION 4.03.   SEC AND OTHER REPORTS.

                The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Company also shall comply with the other provisions of TIA (Sec.) 314(a) and (b).

                                  ARTICLE 5

                            Defaults and Remedies

SECTION 5.01.   EVENTS OF DEFAULT.

                Subject to the limitations set forth in this Article 5, an Event of Default occurs if:

                (1) the Company receives written notice from a Note Holder of a default in the payment of interest on any Note when the same becomes due and payable;

                (2) the Company receives written notice from a Note Holder of a default in the payment of the principal of any Note when the same becomes due and payable;

                (3) the Company fails to comply with any of its other agreements in the Notes, the Security Documents, or this Indenture and the default continues for the period and after the notice specified below;

                (4) the Company pursuant to or within the meaning of any Bankruptcy Law:

                        (a)     commences a voluntary case,

                        (b) consents to the entry of an order for relief against it in any involuntary case,


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                        (c)     consents to the appointment of a Receiver of it
or for any substantial part of its property,

                        (d) makes a general assignment for the benefit of its creditors, or

                        (e) fails generally to pay its debts as they become due; or

                (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (a) is for relief against the Company in an involuntary case,

                        (b) appoints a Receiver of the Company or for any substantial part of its property, or

                        (c) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for 90 days.

                The term "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for the relief of debtors. The term "Receiver" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

                A default under section (3) is not an Event of Default until the Trustee or the Holders of at least a majority in principal amount of the Notes notify the Company of the default and the Company does not cure the default within 90 days after receipt of the notice. The notice must specify the default, demand that it be remedied, and state that the notice is a "Notice of Default."

SECTION 5.02.   ACCELERATION.

                If an Event of Default occurs and is continuing either: (a) the Trustee, by written notice to the Company or (b) the Holder of any Note, by written notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Notes to be due and payable immediately. After a declaration such principal and interest shall be due and payable immediately.

SECTION 5.03.   OTHER REMEDIES; LIMITATION.

                Subject to the provisions of the preceding paragraph, if an Event of Default occurs and is continuing, the Trustee or any Note Holder with respect to an Event of Default under Sections 5.01(1) and (2) may pursue any available remedy by proceeding at law or in equity to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes, the Security Documents or this Indenture.

                Notwithstanding anything to the contrary in this Agreement, the Trustee is required to proceed against and liquidate all Collateral before looking to any other assets of the Company.

SECTION 5.04.   POSTPONEMENT OF INTEREST PAYMENT; WAIVER OF DEFAULTS.

                The Holders of not less than 75 per centum in Notes at the time outstanding may consent on behalf of the holders of all such Notes to the postponement of any interest payment for a period not


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exceeding three years from its due date.  This exception to the rights of Note
Holders is specifically permitted under Section 316(b) of the TIA. The Holders of a majority of the Notes may consent to the waiver of any past default and its consequences, except a default in payment of principal and interest or any other waiver prohibited under Section 6.02.

SECTION 5.05.   CONTROL BY MAJORITY.

                The Holders of a majority in principal amount of the Notes may direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture, that is unduly prejudicial to the rights of other Note Holders, or that may involve the Trustee in personal liability.

SECTION 5.06.   LIMITATION ON SUITS.

                A Note Holder may not use this Indenture to prejudice the rights of another Note Holder or to obtain a preference or priority over the other Note Holder.

A Note Holder may not institute any suit, if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss of the lien of the Indenture upon any property subject to such lien.

SECTION 5.07.   PRIORITIES.

                If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                First:          to the Trustee for amounts due under Section
3.08;

                Second:         to Note Holders for amounts due and unpaid on
the Notes for interest, then principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest; and

                Third:          to the Company.

                The Trustee may fix a record date and payment date for any payment to Note Holders.

                                  ARTICLE 6

                    AMENDMENTS, SUPPLEMENTS, AND WAIVERS

SECTION 6.01.   WITHOUT CONSENT OF HOLDERS.

                The Company may amend or supplement this Indenture or the Notes without notice to or consent of any Note Holder to cure any ambiguity, omission, defect, or inconsistency; or to make any change that does not adversely affect the rights of any Note Holder.


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SECTION 6.02.   WITH CONSENT OF HOLDERS.

                The Company may amend or supplement this Indenture, the Security Documents, or the Notes without notice to any Note Holder but with the written consent of the Holders of not less than a majority in principal amount of the Notes. The Holders of a majority in principal amount of the Notes may waive compliance by the Company with any provision of this Indenture, the Security Documents, or the Notes without notice to any Note Holder. Without the consent of each Note Holder affected, however, an amendment, supplement, or waiver, except the waiver pursuant to Section 5.04, may not:

                (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                (2) reduce the rate or extend the time for payment of interest on any Note;

                (3) reduce the principal of or extend the fixed maturity of any Note;

                (4) make any Note payable in money other than that stated in the Note; or

                (5) waive a default on payment of principal or of interest on any Note.

                (6) impair the right to institute suit to enforce payments due on any Note on or after the respective due dates.

SECTION 6.03.   COMPLIANCE WITH TRUST INDENTURE ACT.

                Every amendment to or supplement of this Indenture, the Security Documents, or the Notes shall comply with the TIA as then in effect.

SECTION 6.04.   REVOCATION AND EFFECT OF CONSENTS.

                A consent to an amendment, supplement, or waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of the Note. The Trustee must receive the notice of revocation before the date the amendment, supplement, or waiver becomes effective.

                After an amendment, supplement, or waiver becomes effective, it shall bind every Note Holder unless it makes a change described in Sections 6.02(2) through (5). In that case the amendment, supplement, or waiver shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

SECTION 6.05.   NOTATION ON OR EXCHANGE OF SECURITIES.

                If an amendment, supplement, or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Company. The Company may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Note shall issue and the Company shall authenticate a new Note that reflects the changed terms.


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

SECTION 6.06.   TRUSTEE TO SIGN AMENDMENTS, ETC.

                The Trustee shall sign any amendment, supplement, or waiver authorized pursuant to this Article if the amendment, supplement, or waiver does not adversely affect the rights of the Trustee. If it does, the Trustee may but need not sign it.

                The Trustee may rely upon an Officer's Certificate and an opinion of counsel as conclusive evidence that any amendment, supplement or waiver complies with the provisions of this Indenture.

                                  ARTICLE 7

                                MISCELLANEOUS

SECTION 7.01.   TRUST INDENTURE ACT CONTROLS.

                If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. Those sections of the TIA automatically deemed included herein shall be deemed included herein.

SECTION 7.02.   NOTICES.

                Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail addressed as follows:

                If to the Company:              FACT OF WEST FLORIDA, INC.
                                                Two Prestige Place
                                                2650 McCormick Drive
                                                Suite 185
                                                Clearwater, Florida  34619
                                                Attention:  David A. Johnston

                If to the Trustee:              ________________________
                                                ________________________
                                                ________________________
                                                ________________________

                The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                Any notice or communication to Note Holders shall be sufficiently given if mailed by first-class mail to each Registered Note Holder.

                Any notice or communication mailed to a Note Holder shall be mailed to him at his address as it appears on the lists or registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

                Failure to give notice or communication to a Note Holder or any defect in it shall not affect its sufficiency with respect to other Note Holders. If a notice or communication is mailed, it is duly given, whether or not the Note Holder receives or reads it.

SECTION 7.03.   COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

                Within five business days after the receipt by the Trustee of a written application by any three or more Note Holders stating that the applicants desire to communicate with other Note Holders with respect to their rights under this Indenture or under the Notes, and accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, and by reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, the Trustee shall, at its election, either (1) afford to such applicants access to all information so furnished to or received by the Trustee, or (2) inform such applicants as to the approximate number of Note Holders according to the most recent information so furnished to or received by the Trustee, and as to the approximate cost of mailing to such Note Holders the form of proxy or other communication, if any, specified in such application. If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to all such Note Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for payment, of the reasonable expenses of such mailing, unless within five days after such tender, the Trustee shall mail to such applicants, and file with the SEC together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Note Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. After opportunity for hearing upon the objections specified in the written statement so filed, the SEC may, and if demanded by the Trustee or by such applicants shall, enter an order either sustaining one or more of such objections or refusing to sustain any of them. If the SEC shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the SEC shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Note Holders with reasonable promptness after the entry of such order and the renewal of such tender.

SECTION 7.05.   CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

SECTION 7.06.   CERTIFICATES OF FAIR VALUE.

                The Company shall furnish to the Trustee a certificate or opinion of an appraiser or other expert as to the fair value of any property or securities to be released from the lien of the Security Documents, which certificate or opinion shall state that in the opinion of the person making the same the proposed release will not impair the security under the Security Documents in contravention of the provisions thereof, and requiring further that such certificate or opinion shall be made by an independent appraiser, or other expert, if the fair value of such property or securities and of all other property or securities released since the commencement of the then current calendar year, as set forth in the certificates or opinions required by this
Section 7.06, is 10% or more of the aggregate principal amount of the Notes at the time outstanding; but such a certificate or opinion of an independent appraiser or other expert shall not be required in the case of any release of property or securities, if the fair value thereof as set forth in the certificate or opinion required by this paragraph is less than $25,000 or less than 1% of the aggregate principal amount of the Notes at the time outstanding.

                Any such certificate or opinion may be made by an officer or employee of the Company who is duly authorized to make such certificate or opinion by the Company from time to time except in cases in which this Section requires that such certificate or opinion be made by an independent person, in which case, the certificate or opinion shall be made by an independent appraiser, or other expert selected or approved by the Trustee in the exercise of reasonable care. The Trustee shall not be liable for any such expense or for the actions or omissions of such independent appraiser or other expert.

SECTION 7.07.   STATEMENTS REQUIRED IN CERTIFICATE AND OPINION.

                Each certificate or opinion with respect to compliance with a condition or covenants in this Indenture shall include:

                (1) a statement the person making such certificate or opinion has read such covenant or condition;

                (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or opinion are based;

                (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

SECTION 7.08.   WHEN TREASURY SECURITIES DISREGARDED.

                n determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, or consent, Notes owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver, or consent, only Notes which the Trustee knows are so owned shall be disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

SECTION 7.09.   ACTION BY NOTE HOLDERS.

                Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Note Holders in person or by agent or proxy appointed in writing.

SECTION 7.10.   LEGAL HOLIDAYS.

                A "Legal Holiday" is a Saturday, a Sunday, a legal holiday, or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 7.11.   GOVERNING LAW.

                This Indenture, the Security Documents, and the Notes shall be governed by the laws of the State of Florida provided the duties and responsibilities of the Trustee shall be construed under the laws of the jurisdiction of its organization or incorporation applied without giving effect to any conflicts-of-law principles.

SECTION 7.12.   NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                This Indenture may not be used to interpret another indenture, loan, or debt agreement of the Company. Any such indenture, loan, or debt agreement may not be used to interpret this Indenture.

SECTION 7.13.   NO RECOURSE AGAINST OTHERS.

                All liability of any director, officer, employee, or stockholder, as such, of the Company is waived and released.

SECTION 7.14.   SUCCESSORS.

                All agreements of the Company in this Indenture, the Security Documents, and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 7.15.   DUPLICATE ORIGINALS.

                The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


                        [THE BALANCE OF THIS PAGE IS
                          INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have signed this Indenture as of the day and year first above written.


                                                FACT OF WEST FLORIDA, INC.,
                                                a Florida corporation

                                                By:
                                                   ----------------------------
                                                   DAVID A. JOHNSTON, President

                                                                   , as Trustee
                                                -------------------

                                                By:
                                                   ----------------------------
                                                Its:
                                                    ---------------------------

STATE OF FLORIDA
COUNTY OF PINELLAS

        The foregoing Indenture of Trust was acknowledged before me this _____ day of _______________, 1996, by DAVID A. JOHNSTON, as President of FACT OF WEST FLORIDA, INC., a Florida corporation, on behalf of the corporation. He [is personally known to me] [has produced ___________________ as identification] and [did] [did not] take an oath.


                                        ---------------------------------------
My Commission Expires:                  Notary Public
                                        Print Name:
                                                   ----------------------------


STATE OF ____________________)
COUNTY OF __________________)

        On ________________, 1996, before me, ______________________, a Notary
Public, personally appeared _____________________________________ as
_____________________ of  _____________________________,  on behalf of the corporation, personally known to me or provided to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS may hand and official seal.


                                                 -------------------------------
                                                        Signature of Notary